JANUS ASPEN SERIES

FUND PARTICIPATION AGREEMENT

(Service Shares)

THIS AGREEMENT is made this 3rd day of April, 2007, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the “Trust”), Janus Distributors LLC (the “Distributor”) and Security Benefit Life Insurance Company, a life insurance company organized under the laws of the State of Kansas (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”).

W I T N E S S E T H:

WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, the Trust has registered the offer and sale of a class of shares designated the Service Shares (“Shares”) of each of its Portfolios under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the “Participating Insurance Companies”); and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the “Exemptive Order”); and

WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/for variable annuity contracts under the 1933 Act (the “Contracts”); and

WHEREAS, the Company has registered or will register each segregated asset account as a unit investment trust under the 1940 Act (each, a “Registered Account”), unless such registration is not required by applicable law, (each, an “Unregistered Account” together with the Registered Accounts, the “Accounts”);

WHEREAS, the Company desires to utilize the Shares of one or more Portfolios as an investment vehicle of the Accounts;

WHEREAS, the initial Accounts, Contracts, and Designated Portfolios shall listed on Schedule A or Schedule B, as applicable, and the Company shall notify the Trust in writing within 10 days of any additions, deletions, or other modifications to the Accounts, Contracts and Designated Portfolios set forth on Schedule A or Schedule B;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I

Sale of Trust Shares

1.1 The Trust shall make Shares of its Portfolios listed on Schedule B available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. A Portfolio in which an Account invests shall become a “Designated Portfolio” hereunder as of the date an Account first invests in such Portfolio. Shares of a particular Designated Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the “Trustees”) may refuse to sell Shares of any Designated Portfolio to any person, or suspend or terminate the offering of Shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio. With respect to payment of purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall remit gross purchase and sale orders with respect to each Designated Portfolio and shall transmit one net payment per Designated Portfolio in accordance with the provisions of this Article I.

1.2 The Trust will redeem any full or fractional Shares of any Designated Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such Shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Designated Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 9:00 a.m. Eastern Time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.4 Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for no later than 3:00pm Eastern Time on the same Business Day that the Trust receives notice of the order. Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the ‘Trust no later than 4:00 p.m. Eastern Time on the next Business Day that the Trust is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios), except that the Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust’s Shares as described in the then current prospectus. Payments shall be made in federal funds transmitted by wire.

1.5 Issuance and transfer of the Trust’s Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust’s Shares and it shall use its commercially reasonable best efforts to provide such notice no later than 7:30 p.m. Eastern Time on the ex-dividend date. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Designated Portfolio’s Shares in additional Shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.7 The Trust shall use its commercially reasonable best efforts to make the net asset value per Share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event as soon as reasonably practical after the net asset value per Share is calculated. If the Trust provides the Company with materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust shall make the determination as to whether an error in net asset value has occurred and is a material error in accordance with its own internal policies, which shall be consistent with SEC materiality guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company. In the event that any such material error is the result of the gross negligence of the Trust, or its designated agent for calculating the net asset value, any reasonable costs for reprocessing values for each affected underlying Contract owner account, using the least costly method of correction, shall be at the Distributor’s expense.

1.8 The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No Shares of any Designated Portfolio will be sold directly to the general public. The Company agrees that Trust Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

1.10 All orders accepted by the Company shall be subject to the terms of the then current prospectus of each Designated Portfolio, including without limitation, policies regarding minimum account sizes, market timing and excessive trading. The Company shall use its best efforts, and shall reasonably cooperate with, the Trust to enforce stated prospectus policies regarding transactions in Shares, particularly those related to market timing. The Company acknowledges that orders accepted by it in violation of the Trust’s stated policies may be subsequently revoked or cancelled by the Trust and that the Trust shall not be responsible for any losses incurred by the Company or Contract or Account as a result of such cancellation. The Trust or its agent shall notify the Company of such cancellation prior to 12:00 p.m. Eastern Time on the next following Business Day after any such cancellation.

In addition, the Company acknowledges that the Trust has the right to refuse any purchase orders for any reason, particularly if the Trust determines that a Designated Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading by the account or other factors.

1.11 Company certifies that it is following all relevant rules and regulations, as well as internal policies and procedures, regarding. “forward pricing” and the handling of mutual fund orders on a timely basis. As evidence of its compliance, Company shall:

(i) permit Trust or its agent to audit its operations, as well as any books and records preserved in connection with its provision of services under this Agreement; or

(ii) provide annual certification to Trust that it is following all relevant rules, regulations, and internal policies and procedures regarding “forward pricing” and the handling of mutual fund orders on a timely basis.

ARTICLE II

Obligations of the Parties

2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2 (a) The Trust shall provide the Company with a camera ready copy of the Trust’s Shares’ current prospectus, statement of additional information, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, in a form suitable for printing by the Company.

2.3 (a) The Trust or its investment adviser shall bear the costs of printing the Trust’s prospectus and shareholder reports for Contract owners of policies for which the Trust is serving as an investment vehicle. The Company shall bear the costs of distributing such prospectuses and reports to Contract owners and for printing and distributing such prospectuses and reports for applicants for policies. The Company shall be responsible for printing and distributing statements of additional information and other shareholder communications to policy owners and applicants. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

(b) The Trust will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Trust of the Designated Portfolio, consistent with applicable provisions of the 1940 Act.

(c) If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

2.4 (a) The Company agrees and acknowledges that the Trust’s adviser, Janus Capital Management LLC or its affiliates (“ Janus Capital”) is the sole owner of the name and mark “Janus” and that all use of any designation comprised in whole or part of Janus (a “Janus Mark”) under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. All references contained in this Agreement to “the name or mark ‘Janus” shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. The Company will make no use of the name or mark “Janus” except as expressly. provided in this Agreement or expressly authorized by Janus Capital in writing. All goodwill associated with the name and mark “Janus” shall inure to the benefit of Janus Capital or its affiliates. Except as otherwise provided in Article 6, upon termination of this Agreement for any reason, the Company shall cease any and all use of any Janus Mark(s).

(b) The Company agrees to permit Janus Capital to use the name of the Company or the names of any of its affiliates in a general 1st of customers of Janus Capital; provided that Company retains the right to withdraw such permission at any time for any reason by notice to Janus Capital; provided further that the name of the Company or the names of its affiliates may not, when so used, be stylized in any manner whatsoever or accompanied by any logo (i.e., it may simply appear in plain text font as “Security Benefit Life Insurance Company”). Janus Capital shall make no use of any Company Mark belonging to the Company or an affiliate, without the prior written authorization by the Company. “Company Mark” includes all trademarks, service marks logos, or tradenames of the Company and its affiliates.

2.5 The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

2.7 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

2.8 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts (other than variable policyowners whose cash values are invested through an Unregistered Account which Account is relying on the exclusion from registration in Section 3(c)(11) of the 1940 Act), in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts (other than an Account relying on 3(c)(l1) of the 1940 Act) calculate voting privileges in the manner set forth in Section 12(d)(1)(E) of the 1940 Act. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as Shares it owns that are held by that Account, in the same proportion as those Shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust’s sole discretion.

2.9 The Company has determined that the investment restrictions set forth in the current Trust prospectus are Sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Designated Portfolios as a result of the Accounts’ investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Designated Portfolios’ investments or otherwise affect the operation of the Trust after the date of this Agreement.

ARTICLE III

Representations and Warranties

3.1 The Company represents and warrants:

(a) that it is an insurance company duly organized and in good standing under the laws of the State of Kansas and that it has legally and validly established each Account as a segregated asset account under such applicable law.

(b) each Registered Account has been registered or, prior to any issuance or sale of’ the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act;

(c) the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

(d) it is in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A PATRIOT Act of 2001, P.L.107-56. The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity.

(e) either the Company or the principal underwriter of’ any Unregistered Account holding Shares is a broker or dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act;

(f) it will not hold any other investment security (as defined in Section 3 of the 1940 Act) in a Subaccount of an Unregistered Account that holds shares of a Portfolio;

(g) it will seek instructions from holders of interests in an Unregistered Account holding Shares with regard to the voting of’ all proxies solicited in connection with a Portfolio and will vote those proxies only in accordance with those instructions, or the Company will vote Shares held in its Unregistered Accounts in the same proportion as the vote all of the Portfolio’s other shareholders; and

(h) it will not substitute another security for Shares held in an unregistered Account unless the Securities and Exchange Commission approves the substitution in the manner provided in Section 26 of the 1940 Act.

Notwithstanding the foregoing, the representations and warranties contained in Section 3.l(e)(f)(g) and (h) shall not apply to an Unregistered Account that is relying on the exemption in Section 3(c)(11) of the 1940 Act.

3.2 The Trust represents and warrants:

(a) it is duly organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act. In addition, the Trust represents and warrants that it is qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions).

(b) the Trust Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

(c) the investments of each Designated Portfolio has and will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

(d) The Trust and the Adviser represent and warrant that all of their trustees/directors, officers, employees, Enhanced Investment Technologies, LLC and Perkins, Wolf, McDonnell and Company, LLC are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE IV

Potential Conflicts

4.1 The parties acknowledge that the Trust’s shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contact owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Compact owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Trust.

4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall he submitted more frequently if deemed appropriate by the Trustees.

4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T)- as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE V

Indemnification

5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature for the Trust to the extent such sales literature relates to the Company, Contracts or Accounts and was generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents; or

(d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

5.2 Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “ Indemnified Parties” for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in sales literature for the Trust to the extent such sales literature relates to the Trust and was generated or approved by the Trust (or any amendment or supplement thereto), (collectively, “Trust Documents” for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust Shares; or

(c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents; or

(d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

(e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

5.3 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

5.4 Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

5.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VI

Termination

6.1 This Agreement may be terminated:

(a) At any time by mutual agreement of the parties;

(b) By either party for any reason by delivering six (6) months advance written notice to the other party.

(c) by any party upon the other party’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust, the Distributor or the Company, as the case may be.

6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Designated Portfolio) pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (“Existing Accounts’) provided that the Company continues to pay the costs set forth in Section 2.3. Additionally, the Company shall be permitted to use Janus’ Mark, with respect to such Existing Accounts.

6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

ARTICLE VII

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Janus Aspen Series

151 Detroit Street

Denver, Colorado 80206

Attention: General Counsel

If to the Distributor:

Janus Distributors LLC

151 Detroit Street

Denver, Colorado 80206

Attention: General Counsel

If to the Company:

Security Benefit Life Insurance Company

One Security Benefit Place

Topeka, Kansas 66636

Attention: General Counsel

ARTICLE VIII

Miscellaneous

8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

JANUS ASPEN SERIES

By:	ANDREW J. ISEMAN
Name:
Title:

JANUS DISTRIBUTORS LLC

By:	ROBERT A. WATSON
Name:	Robert A. Watson
Title:	SVP, Managing Director

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	THOMAS A. SWANK
Name:	Thomas A. Swank
Title:	Chief Operating Officer

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Variflex Separate Account SBL Variable Annuity Account VIII SBL Variable Annuity Account XIV SBL Variable Annuity Account XVII

Variflex Variable Annuity

VIVA Variable Annuity

Variflex Extra Credit Variable Annuity

Variflex LS Variable Annuity

Variflex Signature Variable Annuity

AdvisorDesigns Variable Annuity

AdvanceDesigns Variable Annuity

SecureDesigns Variable Annuity

ClassicStrategies Variable Annuity

Third Variable Annuity

EliteDesigns Variable Annuity

Schedule B

List of Designated Portfolios

Name of Portfolio

All Portfolios of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).

AMENDMENT NO. 1 TO

FUND PARTICIPATION AGREEMENT

(Institutional and Service Shares)

This Amendment No. 1 (“Amendment”) is to the Fund Participation Agreement by and among Janus Aspen Series, an open-end management investment company organized as a Delaware statutory trust (the “Trust”), Janus Distributors LLC (the “Distributor”), a Delaware limited liability company, and Security Benefit Life Insurance Company, a life insurance company organized under the laws of the State of Kansas (the “Company”) and is entered into as of May 15, 2012.

RECITALS

WHEREAS, the Trust, the Distributor and the Company are currently parties to the Fund Participation Agreement for Service Shares dated April 3, 2007 (the “Agreement”);

WHEREAS, the parties wish to add Institutional Shares to the Agreement; and

WHEREAS, the parties wish to further amend the Agreement as set forth below.

AMENDMENT

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	All references in the Agreement to “Shares” shall now mean Institutional and Service Shares.

2.	Schedule A to the Agreement shall be deleted in its entirety and replaced with the amended Schedule A attached hereto.

3.	The following shall be added to the end of Article III:

“3.1(i) The Company is a “financial intermediary” as defined by SEC Rule 22c-2 of the 1940 Act (“The Rule”), and has entered into an appropriate agreement with an affiliate of the Trust pursuant to the requirements of The Rule.”

4.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

5.	This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES		SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	STEPHANIE GRAUERHOLZ	By:	DOUGLAS G. WOLFF
Print Name:	Stephanie Grauerholz	Print Name:	Douglas G. Wolff
Title:	Vice President	Title:	President

JANUS DISTRIBUTORS LLC

By:	RUSSELL P. SHIPMAN
Print Name:	Russell P. Shipman
Title:	Senior Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account

Variflex Separate Account	Variflex, VIVA, PGA

SBL Variable Annuity Account VIII	Variflex LS, Signature. Extra Credit

SBL Variable Annuity Account XIV	AdvisorDesigns AdvanceDesigns EliteDesigns SecureDesigns

SBL Variable Annuity Account XVII	ThirdFed, ClassicStrategies

AMENDMENT NO. 2 TO

FUND PARTICIPATION AGREEMENT

RULE 30e-3

Security Benefit Life Insurance Company (“Security”), Janus Aspen Series (the “Trust”), and Janus Distributors LLC (“the Distributor”) have entered into a Fund Participation Agreement, effective as of April 3, 2007, as amended (the “Participation Agreement”), whereby Security performs certain services in connection with making shares of certain of the Portfolios of the Trust available as allocation options to Participants in various Programs.

This Amendment No. 2 to Fund Participation Agreement (the “Amendment”) is entered into by and among Security, Trust, and Distributor (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms, and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Trust is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to Security the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, Security intends to host and maintain the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, Security, the Trust, and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. Security shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. Security shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by Security (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation and Content of Required Materials. The Trust and the Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Trust and the Distributor shall be responsible for ensuring that the Required Materials:

(a) Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Company Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

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3.

Deadline for Providing, and Currentness of, Required Materials. The Trust and/or Distributor shall send a PDF of the Required Materials to rpsupport@dfinsolutions.com in order to facilitate the required website posting and provide updated versions as necessary, in order to facilitate a continuous offering of the Portfolio Company’s securities. The Trust and/or Distributor shall send the Required Materials as specified above within five (5) business days before the applicable date that the Required Materials are required to be posted online by Rule 30e-3 (“30e-3 Posting Deadline”). If, for any reason, the Trust and/or the Distributor are unable to provide the Required Materials in the manner set forth in this Section 3, the Trust and/or the Distributor shall promptly notify Security (which may be by email).

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and may be changed by Security from time to time without notice to the Trust and the Distributor.

5.	Paper Notice to Participants. Security shall provide a paper notice (“30e-3 Notice”) to Participants, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. Security shall fulfill ad hoc requests from Participants for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. Security shall fulfill Participant elections to receive future Portfolio shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Participant requests under sections 6 and 7 above, the Trust and the Distributor shall provide Security with as many printed copies of the Required Materials as Security may reasonably request, with expenses to be borne in accordance section 2.3 in the Participation Agreement. The Trust and the Distributor shall provide the Required Materials (including a print-ready portable document format (PDF) or an electronic copy of the Required Documents in a format suitable for printing) and such other assistance as is reasonably necessary in order for Security to have the Required Documents printed together in a single document or printed individually by Security if it so chooses.

9.

Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. If the Participation Agreement contains an expense schedule, it is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing	Distributor (Security may choose to do the printing at Distributor’s expense)

30e-3 Notice	Distribution	Security

30e-3 Specified Website	Host and maintain Specified Website for 30e-3 (including costs and expenses associated with same)	Security

10.	Construction of this Amendment; Participation Agreement.

(a) This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

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(b) This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c) Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.	Indemnification. The Parties agree that the indemnification provisions set forth in Section 5.2 of the Participation Agreement apply to the Parties’ duties and obligations under this Amendment.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., facsimile or emailed (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form. Facsimile or electronic signatures will have the same legal effect as original signatures.

13.	Effective Date. This Amendment is effective as of May 10, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

Janus Aspen Series		Security Benefit Life Insurance Company

By:	ABIGAIL MURRAY	By:	DOUGLAS WOLFF
Print Name:	Abigail Murray	Print Name:	Douglas Wolff
Title:	Vice President, Secretary and Chief Legal Officer	Title:	President

Janus Distributors LLC

By:	RUSS SHIPMAN
Print Name:	Russ Shipman
Title:	Head of Retirement Sales and Strategy

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EXHIBIT 1

Specified Website

https://dfinview.com/SecurityBenefit?site=SBL

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